Exhibit 10.11


                  AGREEMENT REGARDING THE SALE OF REAL PROPERTY


           This AGREEMENT REGARDING THE SALE OF REAL PROPERTY (the
"Agreement") dated as of June ____, 1998, is made and entered into by and between Mar Mar Realty Limited Partnership, a Maryland limited partnership ("Mar Mar") and Chartown, a North Carolina general partnership ("Chartown").

           WHEREAS, the sole general partner of Mar Mar is Mar Mar Realty Trust, a Maryland trust (the "Trust"), which intends to become a publicly-traded entity on the New York Stock Exchange via a stock offering which Mar Mar expects to be completed by in or around September of 1998 (the "Offering");

           WHEREAS, the Trust intends to cause Mar Mar to acquire a portfolio of real property (the "Real Property") in conjunction with the Offering;

           WHEREAS, Chartown has agreed to purchase certain Real Property for the benefit of Mar Mar until such time as the Offering takes place and has agreed to convey the Real Property to Mar Mar as soon as practicable following the Offering;

           WHEREAS, Mar Mar and Chartown desire to enter into this Agreement to memorialize their agreement regarding the purchase and transfer of the Real Property;

           NOW THEREFORE, Mar Mar and Chartown agree as follows:

           1. Recitals. The recitals above are incorporated herein by reference.

           2. Purchase of Property by Chartown. Chartown has purchased the Real Property and certain personal property used in conjunction therewith, if any, described on Exhibit A hereto for the benefit of Mar Mar. Chartown agrees that it will purchase, if requested by Mar Mar, the Property described on Exhibit B hereto for the benefit of Mar Mar on terms and conditions which are negotiated by Mar Mar, subject to the approval of Chartown, which approval shall not be unreasonably withheld. All real or personal property described herein and on Exhibits A & B hereto shall collectively be referred to hereafter as the "Property."

           3. Transfer of Property to Mar Mar. As soon as practicable following the Offering, Chartown agrees to transfer title to all of the Property described on Exhibit A hereto and all of the Property described on Exhibit B hereto that it purchases prior to the Offering via general warranty deed. At Closing, Chartown shall also assign all of its rights and obligations under any lease on the Property and all of its rights and obligations with respect to any Property which Chartown has not yet purchased at such time. In exchange for the foregoing, Mar Mar agrees to pay Chartown, upon the closing of the transfer to Mar Mar, all costs Chartown has actually incurred in conjunction with the purchase of the Property, less any rents actually received by



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Chartown pursuant to any lease of any of the properties described in Exhibits A and B hereto. For purposes hereof, "costs incurred by Chartown" shall include but shall not be limited to the following: the purchase price of the Property, any transfer taxes or similar charges incurred by Chartown in conjunction with its purchase of the Property or the subsequent transfer to Mar Mar, all costs incurred by Chartown for due diligence performed prior to the purchase, any interest or other finance charges reasonably incurred by Chartown with respect to any loan or other borrowing made for the purpose of acquiring the Property and all costs associated with maintaining the Property from the time of purchase through and including such time as the Property is purchased by Mar Mar. It is agreed that Chartown's acquisition of the Property or pending acquisition of the Property is an accommodation to Mar Mar and the Trust and Chartown is to be made whole by Mar Mar to the same effect as though Mar Mar had purchased the Property, as and when purchased, and continuously owned the Property from the date of acquisition.

           4. Indemnification of Chartown. Mar Mar shall defend, indemnify and save and hold Chartown harmless from and against any and all liabilities, obligations, losses, damages, injunctions, suits, actions, fines, penalties, claims, demands, costs and expenses of every kind or nature, including reasonable attorneys' fees and expenses and court costs and actual or consequential damages, incurred by, imposed upon or asserted against Chartown, its officers, trustees, employees, shareholders or agents, arising directly or indirectly from or out of Chartown's acquisition of the Property of factions or omissions in anticipation of the acquisition of the Property.

           5. Amendments. Mar Mar and Chartown acknowledge that schedules of Property contained in Exhibits A and B hereto may be amended. In the event that the parties hereto seek to amend either or both exhibits, an amendment to this agreement to incorporate the revised Exhibits A and B shall be effective so long as Exhibits A and B, as amended, are signed by the same individuals who have executed this document below.

           6. Entire Agreement. This Agreement constitutes the entire agreement between Mar Mar and Chartown with respect to the Property and may not be amended except by written instrument executed by Mar Mar and Chartown. Any other agreements, written or oral, between Mar Mar and Chartown with respect to the Property are hereby superseded in their entirety by this Agreement.

           7. Headings. The paragraph headings are inserted for convenience only and are in no way intended to describe, interpret, define or limit the scope or content of this Agreement or any provision hereof.

           8. Construction. Words of any gender used in this Agreement shall be held and construed to include any other gender, and words in the singular number shall be held to include the plural, and vice versa, unless the context requires otherwise. Any disputes regarding the interpretation of any portion of this Agreement shall not be presumptively construed against the drafting party.


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           9. Remedies. Both parties hereto may enforce the rights and obligations hereunder via any remedy available to them at law or equity, including, without limitation, the remedy of injunctive relief compelling specific performance of this Agreement. All rights, powers and privileges conferred hereunder upon the parties hereto shall be cumulative. All such rights, powers and remedies may be exercised separately or at once, and no exercise of any right, power or remedy shall be construed to be an election of remedies or shall preclude the future exercise of any or all other rights, powers and remedies granted hereunder or available at law or in equity, except as expressly provided herein.

           10. No Waiver. Neither the failure of either party to exercise any power given such party hereunder nor to insist upon strict compliance with its obligations hereunder, nor any custom or practice of the parties at variance with the terms hereof shall constitute a waiver of either party's right to demand exact compliance with the terms hereof.

           11. Applicable Law. With respect to any given Property, this Agreement shall be construed and interpreted in accordance with the laws of the state in which the Property is located, notwithstanding conflicts of laws or choice of laws principles to the contrary, and otherwise, the Agreement shall be governed by the laws of the State of North Carolina, notwithstanding conflicts of laws or choice of laws principles to the contrary.

           12. Invalidity. If any provision of this Agreement shall be declared invalid or unenforceable, the remainder of this Agreement shall continue in full force and effect.

           13. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors and assigns.

           14. No Partnership or Agency Created. This Agreement creates and evidences a purchase agreement between Mar Mar and Chartown, and not a partnership, joint venture, or other type of ownership inconsistent with a purchase agreement, and neither Mar Mar not Chartown shall make any representation to the contrary.

           15. Counterparts.. This Agreement may be executed in two (2) or more counterparts.


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           IN WITNESS WHEREOF, Mar Mar and Chartown have entered into this
Agreement as of the date first written above.


                                 MAR MAR REALTY LIMITED PARTNERSHIP,
                                 A Delaware limited partnership

                                 By:    MAR MAR REALTY TRUST,
                                        A Maryland trust, its general partner


                                        By:       ______________________________
                                                  James A. Mezzanotte,
                                                  Executive Vice President


                                 CHARTOWN,
                                 A North Carolina general partnership



                                 By:       _____________________________________

                                 Name: _________________________________________
                                           Its general partner

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